EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made by and between TechAlt, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and Bruno Riegl, an individual residing in the State of Washington ("Consulting Executive").

                                    RECITALS

         WHEREAS, the Consulting Executive was previously employed by, and provided valuable services to, the Company; and

         WHEREAS, the Company and Consulting Executive have determined that it is in their respective best interest to enter into this Agreement to provide payment of all accrued but unpaid wages and business expenses that are owed to Consulting Executive as of the date of execution of this Agreement, on the terms and conditions as set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Nature of Agreement.

         1.1. Cancellation of Prior Offers. Any and all prior oral understandings, offers, and/or representations (if any) with respect to the employment of Consulting Executive are deemed by the parties to be either canceled and void and/or are deemed to be superseded by this final written Agreement.

2.       Employment Terms and Duties.

         2.1. Term of Employment. The employment of Consulting Executive under this Agreement shall be deemed to have commenced on August 15, 2005 (the "Effective Date"), and shall continue until the date of the transfer of consideration (as described in Section 3.1, below) from the Company to the Consulting Executive (the "Initial Term"), unless otherwise terminated as provided in this Agreement. This Agreement shall be automatically renewed for additional consecutive one (1) year periods (the "Renewal Term," and together with the Initial Term, the "Employment Term") unless written notice of the intention to let this Agreement expire is provided by the Company to Consulting Executive thirty (30) days prior to the expiration of the Initial Term (or prior to the expiration of the Renewal Term in the event of a renewal).

         2.2. Location. Consulting Executive agrees that he shall carry out his duties and obligations under the terms of this Agreement at his home office, or the Company's principal office as required by the Company.

         2.3. Position and Primary Responsibility. It is understood that Consulting Executive serves as Business Development manager for the Company.

3.       Compensation.

         3.1. Base Compensation. In consideration and payment of all accrued but unpaid wages and business expenses that are owed to Consulting Executive, and to all such related claims, as of the date of execution of this Agreement, on the terms and conditions as set forth herein the financial publication management rendered to the Company hereunder by Consulting Executive and Consulting Executive's covenants hereunder, the Company shall pay Consulting Executive compensation at the rate of seven hundred fifty-thousand (750,000) options for the purchase of common stock of the Company (the "Options"), which shares shall be registered on Form S-8, and which the Consulting Executive and the Company agree shall be issued within ten (10) days following the filing of it Form 10-KSB for the year ended December 31, 2005 ("Form 10-KSB), subject to the Rules and Regulations of the Securities and Exchange Commission, which for 10-KSB has an expected filing date of on or around April 15, 2006 ("Base Compensation"). The Options shall have an exercise price of $.001 and shall be exercisable on a cashless basis at the Consulting Executive's option. Shares issued pursuant to the exercise of options in connection with this Agreement shall be issued to Bruno Riegl, the natural person performing the employment services for the Company. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein.

         3.2.  Payment.   All  compensation   payable  to  Consulting  Executive
hereunder shall be subject to the Company's rules and regulations, and shall also be subject to all applicable State and federal employment law(s); it being understood that Consulting Executive shall be responsible for the payment of all taxes resulting from a determination that any portion of the compensation and/or benefits paid/received hereunder is a taxable event to Consulting Executive; it being further understood that Consulting Executive shall hold the Company harmless from any governmental claim(s) for Consulting Executive's personal tax liabilities, including interest or penalties, arising from any failure by Consulting Executive to pay his individual taxes when due.

         3.3. Compensation Review. It is understood and agreed that Consulting Executive's performance will be reviewed by the Company's Board of Directors on a monthly basis during the Employment Term of this Agreement is in force for the purpose of determining whether or not Consulting Executive's Base Compensation should be modified and/or adjusted; it being further understood that the decision to increase Consulting Executive's compensation shall be at the sole and exclusive option of the Board of Directors.

4.       Benefits.

         4.1. Reimbursement for Business Expenses. The Company, subject to its prior consent, shall reimburse Consulting Executive for all reasonable business expense(s) actually incurred prior to and after the Effective Date of this Agreement by Consulting Executive on behalf of the Company in the performance of his duties hereunder upon prior presentation by Consulting Executive of voucher(s), receipt(s) or other written evidence(s) in accordance with the policies of the Company and the rules of the Internal Revenue Service. This includes reimbursement for reasonable business expenses incurred by Consulting Executive while working from his home office, such as telephone, fax and internet services, and general office supplies.


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

5.       Confidential Information and Records.

         5.1. Consulting Executive represents that his employment with the Company under the terms of this Agreement will not conflict with any continuing duty(ies) or obligation(s) Consulting Executive has with any other person(s), firm(s) and/or entity(ies). Consulting Executive also represents that he has not brought to the Company (during the period before or after the Effective Date of this Agreement) any material(s) and/or document(s) of any former employer(s), or any confidential information or property belonging to other(s).

         5.2. Consulting Executive also represents that he will not disclose to any person(s) or entity(ies) (other than to the Company's Board of Directors, or to others as required in the performance of his duties) any confidential or secret information with respect to the business or affairs of the Company and/or its product(s).

6. Termination. Consulting Executive's employment and this Agreement (except as otherwise provided hereunder) shall terminate upon the occurrence of any of the following, at the time set forth therefor (the "Termination Date"):

         6.1 Voluntary Termination. Fourteen (14) days following Consulting Executive's written notice to the Company of voluntary termination of employment; provided, however, that the Company may waive all or a portion of the Fourteen (14) days' notice and accelerate the effective date of such termination (and the Termination Date) (termination pursuant to this Section 6.2 being referred to herein as "Voluntary" termination); or

         6.2 Termination For Cause. Immediately following notice of termination for "Cause" (as defined below), specifying such Cause, given by the Company (termination pursuant to this Section 6.2 being referred to herein as termination for "Cause"). As used herein, "Cause" means (i) termination based on Consulting Executive's conviction or plea of "guilty" or "no contest" to any crime constituting a felony in the jurisdiction in which the crime constituting a felony is committed, any crime involving moral turpitude (whether or not a felony), or any other violation of criminal law involving dishonesty or willful misconduct that materially injures the Company (whether or not a felony); (ii) Consulting Executive's substance abuse that in any manner interferes with the performance of his duties; (iii) Consulting Executive's failure or refusal to perform his duties at all or in an acceptable manner, or to follow the lawful and proper directives of the Board of Directors or Consulting Executive's supervisor(s) that are within the scope of Consulting Executive's duties; (iv) Consulting Executive's breach of this agreement; (v) Consulting Executive's breach of the Company's Confidentiality, Proprietary Information and Inventions policies; (vi) misconduct by Consulting Executive that has or could discredit or damage the Company; (vii) Consulting Executive's indictment for a felony violation of the federal securities laws; or (viii) Consulting Executive's chronic absence from work for reasons other than illness. Any determination of for Cause termination shall be made by the Board of Directors of the Company after having first given thirty (30) days written notice to Consulting Executive of such determination, and afforded Consulting Executive the opportunity to be heard by the full Board of Directors. Notwithstanding any other provision in this Agreement, if Consulting Executive is terminated pursuant to subsection
(iii) of this Section 6.2 for poor job performance, excluding refusal to perform his duties, Consulting Executive shall have sixty (60) days to cure the behavior upon which the threatened termination is based.


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

         6.3 Termination Without Cause. Notwithstanding any other provisions contained herein, the Company may terminate Consulting Executive's employment fourteen (14) days following notice of termination without Cause given by the Company; provided, however, that during any such fourteen (14) day notice period, the Company may suspend, with no reduction in pay including the Base Compensation defined in Sections 3.1 above or benefits, Consulting Executive from his duties as set forth herein (including, without limitation, Consulting Executive's position as a representative and agent of the Company) (termination pursuant to this Section 6.4 being referred to herein as termination "Without Cause").

         6.4 Other Remedies. Termination pursuant to Section 6.3 above shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity, or under this Agreement.

7.       Severance and Termination.

         7.1. Voluntary Termination, Termination for Cause, Termination for Death or Disability. In the case of a Voluntary Termination of Consulting Executive's employment hereunder in accordance with Section 6.1 above, or a termination of Consulting Executive's employment hereunder for Cause in accordance with Section 6.2 above, (i) Consulting Executive shall not be entitled to receive payment of, and the Company shall have no obligation to pay, any severance or similar compensation attributable to such termination, other than Base Compensation earned but unpaid, accrued but unused vacation to the extent required by the Company's policies and any non-reimbursed expenses pursuant to Section 4 hereof incurred by Consulting Executive as of the termination date, and (ii) the Company's obligations under this Agreement shall immediately cease. Provided further, in the event of Consulting Executive's Voluntary termination of employment hereunder in accordance with Section 6.1 above, or a termination of Consulting Executive's employment hereunder for Cause in accordance with Section 6.2 above, Consulting Executive shall tender back to the Company all unvested options granted to Consulting Executive by the Company in connection with Consulting Executive's employment.


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

8.       Severance Conditioned on Release of Claims.

         8.1. The Company's obligation to provide Consulting Executive with any severance payment shall be addressed in further good faith negotiations and contingent upon Consulting Executive's execution of a satisfactory release of claims in favor of the Company.

9.       Inventions, Discoveries and Improvements.

         9.1. Any and all invention(s), discovery(ies) and improvement(s), whether protectible or unprotectible by Patent, trademark, copyright or trade secret, made, devised, or discovered by Consulting Executive, whether by Consulting Executive alone or jointly with others, from the time of entering the Company's employ until the earlier of the Termination Date of this Agreement or the actual date of termination of employment, relating or pertaining in any way to Consulting Executive's employment with the Company, shall be promptly disclosed in writing to the Board of Directors of the Company, and become and remain the sole and exclusive property of the Company. Consulting Executive agrees to execute any assignments to the Company, or its nominee, of the Consulting Executive's entire right, title, and interest in and to any such inventions, discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining Patents, trademarks or copyrights at the cost of the Company, with respect thereto in the United States and in all foreign countries, that may be requested by the Company. Consulting Executive further agrees, whether or not then in the employment of the Company, to cooperate to the fullest extent and in the manner that may be reasonably requested by the Company in the prosecution and/or defense of any suit(s) involving claim(s) of infringement and/or misappropriation of proprietary rights relevant to Patent(s), trademark(s), copyright(s), trade secret(s), processes, and/or discoveries involving the Company's product(s); it being understood that all reasonable costs and expenses thereof shall be paid by the Company. The Company shall have the sole right to determine the treatment of disclosures received from Consulting Executive, including the right to keep the same as a trade secret, to use and disclose the same without a prior Patent Application, to file and prosecute United States and foreign Patent Application(s) thereon, or to follow any other procedure which the Company may deem appropriate. In accordance with this provision, Consulting Executive understands and is hereby further notified that this Agreement does not apply to an invention which the employee developed entirely on his own time without using the Company's equipment, supplies, facilities, or trade secret information.

10.      Confidential Information and Trade Secrets.

         10.1. Confidentiality. Consulting Executive hereby acknowledges that all trade, engineering, production, and technical data, information or "know-how" including, but not limited to, customer lists, sales and marketing techniques, vendor names, purchasing information, processes, methods, investigations, ideas, equipment, tools, programs, costs, product profitability, plans, specifications, Patent Application(s), drawings, blueprints, sketches, layouts, formulas, inventions, processes and data, whether or not reduced to writing, used in the development and manufacture of the Company's products and/or the performance of services, or in research or development, are the exclusive secret and confidential property of the Company, and shall be at all times, whether after the Effective Date or after the Termination Date, be kept strictly confidential and secret by Consulting Executive.


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

         10.2. Return of Property. Consulting Executive agrees not to remove from the Company's office or copy any of the Company's confidential information, trade secrets, books, records, documents or customer or supplier lists, or any copies of such documents, without the express written permission of the Board of Directors of the Company. Consulting Executive agrees, at the Termination Date, to return any property belonging to the Company, including, but not limited to, any and all records, notes, drawings, specifications, programs, data and other materials (or copies thereof) pertaining to the Company's businesses or its product(s) and service(s), generated or received by Consulting Executive during the course of his employment with the Company.

         10.3. Non-Disclosure. Consulting Executive represents and agrees that during the term of this Agreement, and after the Termination Date, he will not report, publish, disclose, use, or transfer to any person(s) or entity(ies) any property or information belonging to the Company without first having obtained the prior express written consent of the Company to do so; it being understood, however, that information which was publicly known, or which is in the public domain, or which is generally known, shall not be subject to this restriction.

11.      Information of Others.

         11.1 Consulting Executive agrees that the Company does not desire to acquire from Consulting Executive any secret or confidential information or "know-how" of others. Consulting Executive, therefore, specifically represents to the Company that he will not bring to the Company any materials, documents, or writings containing any such information. Consulting Executive represents and warrants that from the Effective Date of this Agreement he is free to divulge to the Company, without any obligation to, or violation of, the rights of others, information, practices and/or techniques which Consulting Executive will describe, demonstrate or divulge or in any other manner make known to the Company during Consulting Executive's performance of services. Consulting Executive also agrees to indemnify and hold the Company harmless from and against any and all liabilities, losses, costs, expenses, damages, claims or demands for any violation of the rights of others as it relates to Consulting Executive's misappropriation of secrets, confidential information, or "know-how" of others.

12.      Notice.

         12.1. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, and shall be deemed given when so delivered or mailed, to a party at his or its address as follows (or at such other address as a party may designate by notice given hereunder):


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

         If to Consulting Executive:    Bruno. J. Riegl
                                        300 Queen Anne Ave N., Suite 186
                                        Seattle, WA 98109

         If to the Company:
                                        TechAlt, Inc.
                                        C/O David Otto
                                        601 Union Street, Suite 4500
                                        Seattle, WA 98101

         With a copy to:
                                        The Otto Law Group, PLLC
                                        601 Union Street, Suite 4500
                                        Seattle, WA 98101

13.      Suit, Jurisdiction.

         Any controversy between the Company and Consulting Executive arising out of or relating to any of the terms, provisions or conditions of this Agreement shall be submitted to arbitration in accordance with the American Arbitration Association's National Arbitration Rules for the Resolution of Employment Disputes. On the written request of either party for arbitration of such a claim pursuant to this paragraph, the Company and Consulting Executive shall both be deemed to have waived the right to litigate the claim in any federal or state court. To the extent that any claim or controversy arising out of this Agreement cannot be submitted to arbitration as set forth above, each party hereby agrees that any suit, action or proceeding with respect to this Agreement, and any transactions relating hereto, shall be brought in the State of Washington, County of King, and each of the parties hereby irrevocably consents and submits to the jurisdiction of such Court(s) for the purpose of any such suit, action or proceeding. Each of the parties hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding; any claim that it (he) is not personally subject to the jurisdiction of the above-named Court(s); and, to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement or any replacements hereof or thereof may not be enforced in or by such Court(s). The Company shall pay any and all costs associated with arbitration.

14.      Miscellaneous.

         14.1. Post Termination Obligations. Notwithstanding the termination of Consulting Executive's employment hereunder, the provision(s) of Section(s) "5," "9," "10," and "13" shall survive the Termination Date.


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

         14.2. Assignment. This Agreement shall be assigned to and inure to the benefit of, and be binding upon, any successor to substantially all of the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Company or otherwise. Consulting Executive understands and agrees, however, that this Agreement is exclusive and personal to his only, and, as such, he will neither assign nor subcontract all or part of his undertaking(s) or obligation(s) under the terms of this Agreement.

         14.3. Entire Agreement. Each party acknowledges that this Agreement constitutes the entire understanding between them, and that there are no other written or verbal agreement(s) or understanding(s) between them other than those set forth herein; it being understood that no amendment(s) to this Agreement shall be effective unless reduced to writing and signed by each party hereto.

         14.4. Severability. In the event that any provision of this Agreement shall be determined to be unenforceable or otherwise invalid, the balance of the provision(s) shall be deemed to be enforceable and valid; it being understood that all provision(s) of this Agreement are deemed to be severable, so that unenforceability or invalidity of any single provision will not affect the remaining provision(s).

         14.5. Headings. The Section(s) and paragraph heading(s) in this Agreement are deemed to be for convenience only, and shall not be deemed to alter or affect any provision herein.

         14.6. Interpretation of Agreement. This Agreement shall be interpreted in accordance plain meaning of its terms and under the laws of the State of Washington.

         14.7. Variation. Any changes in the Sections relating to salary, bonus, or other material condition(s) after the Effective Date of this Agreement shall not be deemed to constitute a new Agreement. All unchanged terms are to remain in force and effect.

         14.8. Unenforceability. The unenforceability or invalidity of any provision(s) of this Agreement shall not affect the enforceability and/or the validity of the remaining provision(s).

         14.9. Collateral Documents. Each party hereto shall make, execute and deliver such other instrument(s) or document(s) as may be reasonably required in order to effectuate the purposes of this Agreement.

         14.10. Written Policies and Procedures. The Company's written policies and procedures, as codified and contained in the Company "Handbook," are deemed to be incorporated herein by this reference.

         14.11. Non-Impairment. This Agreement may not be amended or supplemented at any time unless reduced to a writing executed by each party hereto. No amendment, supplement or termination of this Agreement shall affect or impair any of the rights or obligations which may have matured thereunder.


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

         14.12. Execution. This Agreement may be executed in one or more counterpart(s), and each executed counterpart(s) shall be considered by the parties as an original.

         14.13. Legal Counsel. Consulting Executive represents to the Company that he has retained legal counsel of his own choosing, and was given sufficient opportunity to obtain legal counsel prior to executing this Agreement. Consulting Executive also represents that he has read each provision of this Agreement and understands its meaning.

         14.14. Effect of Merger, Transfer of Assets, Dissolution. This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company resulting from either a merger or consolidation in which the Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of the Company. In the event of any such merger, or consolidation or transfer of assets, the Company's rights, benefits, and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of the Company's assets.

         14.15. Transition. In the event that Consulting Executive's employment with the Company terminates, Consulting Executive shall, through the last day of employment, and at the Company's request, use Consulting Executive's reasonable best efforts (at the Company's expense) to assist the Company in transitioning Consulting Executive's duties and responsibilities to Consulting Executive's successor and maintaining the Company's professional relationship with all customers, suppliers, etc. Without limiting the generality of the foregoing, Consulting Executive shall cooperate and assist the Company, at the Company's direction and instruction, during the transition period between any receipt of or giving of notice of the termination of employment and the final day of employment.


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

         IN WITNESS WHEREOF, the parties hereto have set their hands the day and year written below.

THE COMPANY:

TECHALT, INC.


                                               Date:
------------------------------------                 ---------------------------
By: David M. Otto
Its: Director and Executive Officer


CONSULTING EXECUTIVE:


                                               Date:
------------------------------------                 ---------------------------
By: Bruno Riegl


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

                                    EXHIBIT A

                              OPTION EXERCISE FORM

         I, _____________________________, do hereby exercise the Option with a Date of Grant of ___________________, ______ granted to me pursuant to the Option Agreement. The Shares being purchased and the Total Exercise Price are set forth below:

Number of Shares:                      ________________ Shares

Exercise Price Per Share               x  $ ____________ per Share

Total Exercise Price:                  =  $ ____________.

The Total Exercise Price is included with this Form.

_____ By marking this with an "X", the Employee indicates his or her choice to exercise these options on a cashless basis.


____________________________________              Date: ___________________
          Signature


Send or deliver this Form with an original signature to

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101


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